Exhibit 3.243

ASSIGNMENT OF

LIMITED LIABILITY COMPANY INTERESTS

This Assignment of Limited Liability Company Interests (this “Assignment”) is executed as of March 28, 2011, effective immediately, by Aviv Financing I, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing II, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) in each of the limited liability companies set forth on Schedule I attached hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”);

WHEREAS, the parties hereto believe that it is in their collective best interest and the best interest of the Partnership to enter into this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.

2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of each Subsidiary as the sole member of each Subsidiary.

3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.

4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

- Signature Page Follows –

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

AVIV FINANCING I, L.L.C., a Delaware limited liability company,

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
	Its:	General partner

		By:	AVIV REIT, INC.,a Maryland corporation
		Its:	General partner

		By:	/s/Craig M. Bernfield
		Name:	Craig M. Bernfield
		Its:	President and CEO

AVIV FINANCING II, L.L.C., a Delaware limited liability company,

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole Member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
	Its:	General partner

		By:	AVIV REIT, INC., a Maryland corporation,
		Its:	General partner

		By:	/s/Craig M. Bernfield
		Name:	Craig M. Bernfield
		Its:	President and CEO

Schedule I

Name of Subsidiary	Jurisdiction of Formation
Clinton Associates, L.L.C.	Delaware
Colton Associates, L.L.C.	Delaware
Commerce Sterling Hart Drive, L.L.C.	Delaware
Conroe Rigby Owen Road, L.L.C.	Delaware
Crooked River Road, L.L.C.	Delaware
Fredericksburg South Adams Street, L.L.C.	Delaware
Jasper Springhill Street, L.L.C.	Delaware
Newtown ALF Property, L.L.C.	Delaware
Ohio Aviv Two, L.L.C.	Delaware
Ohio Aviv Three, L.L.C.	Delaware
Peabody Associates Two, L.L.C.	Delaware